AGREEMENT

         The undersigned hereby agrees that this statement on Schedule 13D with respect to beneficial ownership of shares of common stock of Factory Stores of America, Inc., a Delaware corporation is filed jointly, on behalf of each of them.


Dated:  April 30, 1996

                                        NETWORK FUND III, LTD.



                                        By:   /s/ John W. Gildea
                                           -------------------------------
                                              Name:   John W. Gildea
                                              Title:  Chairman



                                              /s/ John W. Gildea
                                           -------------------------------
                                              John W. Gildea






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